FROM:                 Jeffrey Myhre, V.P./Editorial
                      Linda Decker, V.P./Investor Relations
                      Christian Pflaumer, V.P./Media Relations
                      Porter, LeVay & Rose, Inc.
                      (212) 564-4700

COMPANY               T. Scott Cobb, President & Chief Executive Officer
CONTACTS:             Michael J. Boling, Executive Vice President & CFO
                      SCB Computer Technology, Inc.
                      (901) 754 - 6577                            EXHIBIT 99.2



                          SCB Computer Technology, Inc.
                            Closes New Loan Syndicate


Memphis, TN (September 8, 2003) SCB Computer Technology, Inc. (SCBI:OTCBB) announced today that it has completed a syndication for a new $30 million senior credit facility.

         The new credit facility consists of a $17.5 million line of credit and two term loans of $5.6 million and $6.9 million. Bank of America N.A. is the lead bank with First Tennessee National Bank, N.A. and Trustmark National Bank participating in the credit facility. This financing package replaces the Company's existing $27.5 million credit facility.

         "Completing this facility is a significant accomplishment for us," commented T. Scott Cobb, SCB Computer Technology's president and chief executive officer. "As SCB continues to implement its strategic plan, we have a need for a loan syndication that can support our growth plans."

         "Our cost of financing under this new credit facility will be approximately 30% less than under our previous facility. We also believe this group of banks has the ability to expand the facility as we grow," said Michael
J. Boling, SCB's executive vice president-finance and administration.

         As a result of the closing on the new credit facility, the Company will record an unusual charge of approximately $1.8 million in the second quarter ending October 31, 2003. The unusual charge includes the write-off of unamortized financing cost plus other costs associated with refinancing the old facility before its maturity.

         Bank of America (NYSE: BAC) one of the world's leading financial services companies, is listed on the New York, Pacific and London stock exchanges. See the Bank of America web site at www.bankofamerica.com for more information.

         First Tennessee Bank, which has earned one of the highest customer retention rates of any bank in the country, is part of The First Tennessee National Corp. (NYSE: FTN) family of companies, which provides financial services to individual and business customers with more than 12,000 employees working in hundreds of offices in more than 30 states. More information on the award-winning First Tennessee companies can be found at http://www.firsttennessee.com and www.FirstTennessee.com.

         Trustmark Corporation (NASDAQ: TRMK), the parent of Trustmark National Bank, is a financial services company providing banking and financial solutions through over 130 offices and 2,300 associates in Mississippi and Tennessee. See Trustmark's web site at www.trustmark.com for more information.

         SCB Computer Technology, Inc., based in Memphis, Tennessee, is a leading provider of information technology consulting, outsourcing, and staffing services to agencies of the federal, state and local governments, and commercial enterprises, including a number of Fortune 500 companies. Since its inception over a quarter-century ago, SCB has consistently delivered top-quality, cost-effective IT services through long-term engagements with its clients. For additional information, visit SCB's website at http://www.scb.com.

Certain statements in this document relate to future expectations and as such are forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements related to this transaction to be different from those expressed or implied in the forward-looking statements. All statements other than statements of historical fact made in this press release are forward-looking statements. Forward-looking statements reflect management's current assumptions, beliefs, and expectations and are subject to a number of risks and uncertainties, including those discussed below that could cause actual results to differ materially from historical or anticipated results. These factors include but are not limited to the renewal of federal and state contracts; the potential effects of competition; the ability to successfully integrate the businesses of Remtech Services, Inc.("RSI"), now a division of SCB Federal Systems, and National Systems & Research Co.("NSR"); the Company's increased leveraged position as a result of the RSI and NSR acquisitions; interest cost on acquisition debt; the Company's ability to pursue business strategies; the Company's ability to attract and retain qualified professionals; and other factors discussed in the Company's filings with the Securities and Exchange Commission (including the company's annual report on Form10-K for the fiscal year ended April 30, 2003), that could cause actual results to differ materially from historical or anticipated results. The company undertakes no obligation to update the forward-looking information except as required by law.